EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 10, 1994 included in this Form 10-K in the Registration Statement No. 33-62462 on Form S-4 relating to common stock of Avnet, Inc. and Registration Statements, No. 2-84883, No. 2-96800,
No. 33-29475, No. 33-43855 and No. 2-94916 on Forms S-8 relating to common stock of Avnet, Inc. issuable under the 1981, 1984, 1988 and 1990 Stock Option Plans and the Avnet Incentive Stock Program respectively.



                                    s/ARTHUR ANDERSEN LLP

New York, New York
September 27, 1994